WEB SITE DEVELOPMENT
                                       AND
                     DATABASE MANAGEMENT SERVICES AGREEMENT

THIS WEB SITE  DEVELOPMENT  AND  DATABASE  MANAGEMENT  SERVICES  AGREEMENT  (the
"Agreement"), is entered as of April 18TH 2001, by and between Corporate Identities, Inc., a California corporation ("CII"), and The Ohio & Southwestern Energy Company a Colorado Corporation ("OSWE").

                                    RECITALS

A. CII is in the business of providing services for publicly traded companies. CII's services range from custom database systems management, e-marketing services, and corporate due diligence web sites.

B. Ohio & Southwestern Energy Company desires to contract with CII for services outlined in the One Year Package attached as Exhibit "A", as well as the design, development and installation of a corporate due diligence web site for OSWE.

C. This Agreement sets forth the terms and conditions applicable to the range of services to be provided by each party and each party's obligations to the other.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other valuable consideration, the parties agree as follows:

1.0. CONSIDERATION. OSWE shall pay $110,000.00 US as compensation to CII for its services in designing, developing and installing the OSWE Web Site and data base, for the transfer and assignment of CII's interest in the OSWE Web Site to OSWE, and the services provided by CII as outlined in the One (1) Year Package attached as Exhibit "A".

         1.1 INITIAL CASH PAYMENT. Payment in the sum of $10,000.00 US shall be on or before March 19th 2001, payment of which is acknowledged as being received by CII.

TERMS FOR ADDITIONAL PAYMENTS. OSWE shall pay to CII the remaining balance of $100,000.00 through the issuance of no less than 30,000 free trading shares of OSWE common stock. All shares will be issued by OSWE under a SEC Reg S-8 registration statement and shall be registered in the name of "Corporate Identities, Inc." CII agrees to comply fully with the provisions of the SEC Reg S-8, plus all other rules and regulations of the SEC with regard to acquisition and/or sale of the common stock of the OSWE, including but not limited to the restrictions of transactions and the reporting requirements which currently exist or may be promulgated from time to time in future while this Agreement or any other Agreement may be in effect between the CII and the Company.

All shares issued, as outlined above will be delivered as follows: physical delivery of the 30,000 free trading shares of OSWE common stock, subject to all SEC policies and guidelines to CII are to be issued and delivered in four (4) separate certificates of 7,500 shares beginning with the first certificate delivered to CII no later than April 19th 2001 or (30) calendar days from the effective date of this contract. The second certificate in the amount of 7,500 shares will be delivered no later than May 19th 2001. The third certificate in the amount of 7,500 shares will be delivered no later than August 19th 2001. The fourth certificate in the amount of 7,500 shares will be delivered no later than November 19th 2001.

                                                Initials:  CII  _____ OSWE_____

         Any delay in the delivery of any payments will result in suspension of performance by CII and all payments are non-refundable.

         1.2 BONUS PAYMENT. On August 19th 2001 provided that OSWE is fully satisfied with CII's performance to date, then OSWE will deliver an additional 7,500 shares of free trading OSWE common stock. Further, OSWE will Deliver an additional 7,500 shares on or before March 19th 2002.

2.0      DESIGN, DEVELOPMENT AND INSTALLATION OF OSWE WEB SITE.

         2.1 INITIAL MEETINGS. Representatives of CII and OSWE shall meet to understand OSWE's business and marketing objectives with respect to the OSWE Web Site, and to develop a proof of the OSWE Web Site within thirty (30) days of OSWE's execution of this Agreement. OSWE shall perform all acts necessary to enable CII to deliver the OSWE Web Site within thirty (30) days of OSWE's execution of this Agreement.

         2.2 INFORMATION DELIVERY FORMAT. OSWE will provide information for the OSWE Web Site to CII via text files in Microsoft Word rich text format or in such other format as mutually agreed upon, and graphic images will be provided in Graphics Interchange Format ("GIF") or in JPEG format. All such digital data shall be delivered electronically in accordance with CII's data transmission procedures in effect from time to time.

         2.3 DESIGN AND DEVELOPMENT OF THE OSWE WEB SITE. Representatives of CII and OSWE will keep in regular contact with each other during the design and development process in order to ensure that the OSWE Web Site accurately represents the corporate profile of OSWE. Once the proof of the OSWE Web Site is submitted to OSWE for acceptance, OSWE shall have one opportunity to call for a re-design of the OSWE web site without cost to OSWE within five days of the submittal of the proof of the OSWE web site. After the five days, additional requests for re-design by OSWE to CII will be billed to OSWE at a rate of $65.00 an hour for labor.

         2.4 EDITING. CII may edit, reformat, crop, compress or otherwise modify OSWE image data in order to reduce file sizes as necessary to speed data transmission to the OSWE Web Site visitor.

         2.5 TESTING PROOF OF WEB SITE. As soon as possible after CII develops the proof of the OSWE Web Site, the OSWE Web Site will be made available for testing. OSWE, together with CII, shall examine and test the functionality of the OSWE Web Site. Once CII is notified by OSWE that the proof OSWE Web Site is functional, the OSWE Web Site will be promptly brought up as the live OSWE Web Site on the Internet.

         2.6 INSTALLATION OF THE OSWE WEB SITE AND TRANSFER OF RIGHTS. Once the OSWE Web Site has been completed by CII, CII shall install the OSWE Web Site on the Host Web Server agreed upon by OSWE. Upon installation OSWE will become the owner of all of CII's interest in the OSWE Web Site. OSWE understands that CII is not responsible for OSWE's Web Server that will likely go offline from time to time for maintenance, and that Web Servers are subject to service disruptions by power, telecommunications and equipment providers. CII will maintain the OSWE Web Site database on its own server and will "not" solicit OSWE Web Site visitors for the duration of this Agreement.

                                                Initials:  CII  _____ OSWE_____

         2.7 MAINTAIN UNDERLYING CODE. CII will maintain the Code and ongoing technical functionality of the OSWE Web Site and database for one year commencing the first date after the OSWE Web Site is functioning.

                  2.7.1 CII will correct any malfunctions that develop or are discovered in the Code underlying the OSWE Web Site that prevent the OSWE Web Site from providing OSWE information to the Web Site visitor.

                  2.7.2 CII will update and improve the code underlying the OSWE Web Site and database from time to time to improve performance and take advantage of new technical functionality that becomes available.

         2.8 UPDATED CONTENT. Content on the OSWE Web Site will be updated by CII at the request of OSWE, limited to four (4) hours of labor devoted to updating the OSWE Web Site per month. In the event that labor to update the OSWE Web Site exceeds four (4) hours a month, then the additional time for labor will be billed by CII to OSWE at the rate of $65.00 per hour.

3.0      OWNERSHIP OF COPYRIGHTS AND MATERIALS.
         -------------------------------------

         3.1 OWNERSHIP OF COPYRIGHTS. The OSWE Web Site developed by CII under this Agreement may contain copyrighted materials provided by OSWE or licensed from one or more third parties in addition to original materials developed by CII. It may also contain OSWE or third party materials that have been modified by CII. As a result, the copyrights and derivative copyrights in the Code used to develop the Web Pages and the OSWE Web Site may belong to a combination of CII, OSWE, and/or other third parties.

                  3.1.1 CII assumes the responsibility for obtaining any third party copyright licenses that may be required to use the materials that CII employs in the OSWE Web Site unless those materials are specified or supplied by OSWE. When CII obtains a license to use copyrighted material on the OSWE Web Site, CII will inform OSWE in writing that such material is licensed from third parties and of the terms and scope of the license. OSWE shall abide by the terms of any such third party license, and shall not knowingly allow the use of the licensed materials beyond the scope of the license obtained by CII without first obtaining any required supplemental licenses from the copyright owners.

                  3.1.2 OSWE assumes the responsibility for obtaining any copyright authorizations that may be required to use the materials specified or supplied by OSWE to CII for inclusion in the OSWE Web Site.

         3.2 CII'S ORIGINAL CONTRIBUTIONS. Except as provided in Section 3.1, the copyrights in CII's original contributions to the OSWE Web Site, the code, or any other copyrightable material developed by CII (the "Deliverables"), excluding therefrom any materials in which OSWE has copyrights, trademarks, or other intellectual property rights, shall belong to CII from the moment the materials are created, and OSWE shall have no right to copy, use or display those materials except as provided in this Agreement. The copyrights in any materials that were not developed by CII shall remain with the copyright owner of them.

         3.3 TRANSFER OF RIGHTS TO OSWE. Except as provided in this section, CII shall, on the first day the OSWE Web Site is functioning, assign and transfer all of its right, title and interests in the OSWE Web Site to OSWE, including any copyrights it owns in the Deliverables and the OSWE Web Site. This assignment shall not include (i) any copyrights that belong to a third party,

                                                Initials:  CII  _____ OSWE_____
but will include all of CII's interest in the derivative copyrights of any preexisting materials owned by a third party that CII modifies or transforms for use in connection with the OSWE Web Site, unless those rights are required to be assigned to the third party licensor under the terms of the license to the underlying work, (ii) any copyrights, trademarks or other intellectual property rights that were developed by CII prior to the date of this Agreement and which are owned by CII, (iii) any proprietary technology developed by CII on or after the date of this Agreement which is used in connection with OSWE Web Site but is not unique to the OSWE Web Site or the Deliverables, and (iv) any copyrights, trademarks or other intellectual property rights that are developed using the collaborative efforts of OSWE and CII and are jointly owned by OSWE and CII (collectively, the "Nonassigned Rights"). With respect to the Nonassigned Rights described in items (i), (ii) and (iii) above, and on the first day the OSWE web site is functioning CII will grant to OSWE a non-exclusive royalty-free license in perpetuity to use the Nonassigned Rights in connection with the OSWE Web Site. With respect to the Nonassigned Rights described in item (iv) above, each of OSWE and CII shall have the non-exclusive royalty-free right to use such jointly owned Nonassigned Rights in perpetuity.

                  3.3.1 Within thirty (30) days after the receipt of full payment of consideration by OSWE, CII will execute a formal written assignment to OSWE of all of CII's right, title and interests in the OSWE Web Site, including any copyrights in the Deliverables and the OSWE Web Site.

         3.4 OSWE'S COPYRIGHTS. OSWE's copyrights, trademarks or other intellectual property rights in Content provided by OSWE, or any other material developed by OSWE, shall belong to OSWE and CII shall have no right to copy, use or display such Content or materials except for the purpose of developing and maintaining the OSWE Web Site and promoting OSWE corporate awareness.

4.0      INDEMNIFICATION AND INSURANCE.
         -----------------------------

         CII shall indemnify, defend and hold The Ohio & Southwestern Energy Co harmless against any and all claims, loss, cost, liability, or expense (including, without limitation, reasonable attorneys' fees and costs) incurred, sustained and/or paid by The Ohio & Southwestern Energy Co arising out of (i) any breach by CII or any of its representations, warranties or covenants made under or in connections with this Agreement, or (ii) the negligence or willful misconduct of CII in its performance under this Agreement.

         OSWE shall indemnify and hold harmless CII, its officers, directors, owners, agents and employees from any claim or demand, including reasonable attorneys' fees, made by any third party due to or arising out of the use of the OSWE Web Site. OSWE shall insure CII at OSWE's sole expense against any and all claims by third parties arising out of the Web Site services provided by CII under this Agreement.

5.0      REVIEW BY COUNSEL.
         ------------------

         CII advises OSWE to consult legal counsel to review the terms of this Agreement and confirm the legality of the content on the OSWE Web Site. OSWE acknowledges that it has obtained advice of counsel, or will seek the advice of counsel to review the terms of this Agreement before its execution and review the content of the OSWE Web Site and verify compliance with applicable securities laws on OSWE's behalf after delivery of the OSWE Web Site.

6.0      REMOVAL OF DISPUTED MATERIAL.
         ----------------------------

         6.1 FORWARDING OF COMPLAINTS. In the event that CII receives a written complaint alleging that any aspect of the OSWE Web Site or information

                                                Initials:  CII  _____ OSWE_____
distributed through the OSWE Web Site is injurious to another, infringes or otherwise violates any third parties' right, or any law or regulation, CII will promptly forward a copy of the complaint to OSWE. If OSWE receives such a complaint, it will promptly forward a copy of the complaint to CII.

7.       TERM AND TERMINATION.
         --------------------

         7.1 TERM. This Agreement shall begin and become effective from the date of its execution by OSWE and shall continue for an initial term of One Year. Upon termination and subject to both parties agreement an additional one-year contract will be negotiated.

         7.2 TERMINATION UPON MATERIAL BREACH. Notwithstanding the normal term of this Agreement set forth in Section 8.1, either party shall have the right to terminate this Agreement only if the other party defaults in any of its material obligations under this Agreement, unless within thirty (30) days after written notice of such default the other party remedies the default.

         7.3 LIABILITY LIMITATIONS. To enforce this agreement damages will be limited to actual out of pocket damages and that consequential damages shall not be recovered in any action to enforce the Agreement.

8.0      CONFIDENTIALITY.
         ---------------

         CII recognizes that during the course of CII's activities on behalf of the Company, it will accumulate certain proprietary and confidential information and trade secrets used in the Company's business and will have divulged to it certain confidential and proprietary information and trade secrets about the business, operations and prospects of the Company, which constitute valuable business assets of the Company. CII hereby acknowledges and agrees that such information, except for information which is in the public domain prior to CII's receipt thereof, or which subsequently becomes part of the public domain other than by CII's breach of a confidentiality obligation, or which CII can clearly demonstrate was in his possession prior to receipt thereof from the Company and was developed by CII or received by CII from a third-party without breach of such third-parties confidentiality obligations with respect thereto ("Proprietary Information") is confidential and proprietary and constitutes trade secret information and the Proprietary Information belongs to the Company and not to CII. CII agrees, to the extent not prohibited by law, that it shall not, at any time during or after the Term of this Agreement and three years after the expiration or termination of this Agreement, disclose, divulge or make known, directly or indirectly, to any person, or otherwise use or exploit in any manner any Proprietary Information obtained by CII under this Agreement, except in connection with and to the extent required by his performance of his duties hereunder for the Company. Upon termination of this Agreement, CII shall deliver to Company all tangible displays and repositories of Proprietary Information. CII agrees in advance and consents to the issuance of injunctive relief to stop a breach or threatened breach of this paragraph and agrees that monetary damages would be an inadequate remedy at law as a result of any breach or threatened breach of this provision.

9.0      GENERAL CONDITIONS.
         ------------------

         9.1 RELATIONSHIP OF THE PARTIES. No party hereto is an agent or representative of the other, and no party shall be liable for or bound by any representation, act or omission whatsoever of the other party. This Agreement shall in no way constitute a partnership or joint venture between the parties. This Agreement is not for the benefit of any third party.

                                                Initials:  CII  _____ OSWE_____

         9.2 FORCE MAJEURE. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers or contractors, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

         9.3 DISCRETION. CII shall be free to exercise its own discretion as to the time, place and manner of its actual activities related to this Agreement. OSWE acknowledges that CII relies on third party services to provide several of the services to be rendered under this Agreement. The availability and quality of these third party services is subject to change from time to time for reasons outside the control of CII. Therefore, CII reserves the right to change third party service providers when it is deemed by CII to be in the best interest of oswe to effectively implement its program.

         9.4 NOTICES. All notices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmations, denials and other communications that may be required or otherwise provided for or contemplated hereunder shall be in writing and shall be deemed to be properly given and received (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged, (ii) one (1) business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service or the official governmental postal service in the Territory, as the case may be, and sent by registered or certified mail (or its equivalent in the Territory), postage prepaid, addressed as follows:

         If to OSWE:                               If to CII:
         Ohio & Southwestern Energy Company        Corporate Identities, Inc.
         Suite 450, 650 West Georgia Street        7041 Via Cabana
         Vancouver, BC Canada V6B 4N8              Carlsbad, California 92009
         Attention: Ralph Shearing                 Attention: Gerald Young
         Tel:  866-885-5111                        Tel:  760-431-2446
         Fax: 604-684-3829                         Fax: 760-431-1257
         Email: ralph@sohoresources.ca             Email: gary@ciiwest.com

or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

         9.5 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.6 AGREEMENT NON-ASSIGNABLE. This Agreement shall be non-assignable.

         9.7 TITLE AND CAPTIONS. Section headings are for convenience only and shall not be considered in the interpretation of this Agreement.

         9.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The parties additionally acknowledge and agree that this Agreement may be executed and delivered by facsimile. At such time as each of the parties has a facsimile copy of this Agreement, and/or counterparts thereof, containing the signatures of all of the parties, this Agreement shall be treated as having been fully executed and delivered for all purposes.

                                                Initials:  CII  _____ OSWE_____

         9.9 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by both parties to this Agreement.

         9.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. Each of the Parties hereto consents to such jurisdiction for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby. Any such action to enforce this Agreement shall be commenced in San Diego County, California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CORPORATE IDENTITIES, INC.                   OHIO & SOUTHWESTERN ENERGY COMPANY
a California corporation                             a Colorado corporation


By: /s/Gerald C. Young                      By: /s/Ralph Shearing
      Gerald C. Young                                      Ralph Shearing
     President                                             President


By: /s/Michael Hulslander                   By: /s/Mario Aiello
      Michael Hulslander                                   Mario Aiello
     Chief Operating Officer                               Director

                                   EXHIBIT "A"

1.) CORPORATE DUE DILIGENCE WEB SITE DESIGN & CREATION CONSULTING

o CII will assist in the design, create and continuously update a `Corporate Due Diligence' web site consistent with the company's commercial web site, incorporating all company colors, logos, and designs.

o             The web site will include all pertinent  financial  information in
              one  location,  geared  for  the  prospective  investor,   current
              shareholders, and the investment community worldwide.

o             Graphical enhancements to any corporate graphic art if needed.

2.) INFORMATION & DATABASE MANAGEMENT - DBMAXPRO.COM(TM)

o CII's proprietary Internet software, DBMaxPro(TM), will supply your entire database and communications needs and will be stored securely on world-renowned Innerhost.com servers for a minimum of one year.

o With DBMaxPro(TM) we will create all guest sign-up forms for all client web sites and marketing efforts, garnering select information (Phone & Fax numbers, address, where they heard about the company, etc.), and funneling all interested parties into one database which becomes the property of the client.

o        Respondent's emails are automatically verified.
o All activities in the database are monitored on a daily basis, and the client will have real time access to their database 24 hours a day, 7 days a week.

o All commercially viable, pertinent information will be sent to these individuals within minutes of the information being released.

o The application of different forms for each separate marketing activity gives exact statistics on the marketing activities in real time.